Exhibit 21

Wholly Owned Subsidiaries, Joint Ventures and Partnerships

Wholly Owned Subsidiaries

Name of Company	Where Organized
Donaldson Australasia Pty. Ltd.	Wyong, Australia
Donaldson Belgie, b.v.b.a.	Leuven, Belgium
Donaldson Canada, Inc.	Toronto, Ontario, Canada
Donaldson Chile, Ltd.	Santiago, Chile
Donaldson (China) Holding Co., Ltd.	Shanghai, China Mainland
Donaldson (China) Trading Co., Ltd.	Wuxi, China Mainland
Donaldson Colombia S.A.S.	Bogotá, Colombia
Donaldson Czech Republic s.r.o.	Klasterec nad Ohri, Czech Republic
Donaldson do Brasil Equipamentos Industriais Ltda	Atibaia, São Paulo, Brazil
Donaldson Education Investment Company RF (Pty) Ltd.	Modderfontein, South Africa
Donaldson Europe b.v.	Leuven, Belgium
Donaldson Far East Ltd.	Hong Kong, S.A.R.
Donaldson Filter Components Ltd.	Hull, United Kingdom
Donaldson Filtration (Asia Pacific) Pte. Ltd.	Changi, Singapore
Donaldson Filtration Deutschland GmbH	Haan, Germany
Donaldson Filtration (GB) Ltd.	Leicester, United Kingdom
Donaldson Filtration Magyarorszag Kft.	Budapest, Hungary
Donaldson Filtration (Malaysia) Sdn. Bhd.	Selangor Darul Ehsan, Malaysia
Donaldson Filtration Norway a.s.	Moss, Norway
Donaldson Filtration Österreich, GmbH	Vienna, Austria
Donaldson Filtration Slovensko s.r.o.	Bratislava, Slovakia
Donaldson Filtration Sub Saharan Africa (Pty) Ltd.	Modderfontein, South Africa
Donaldson Filtration Systems (Pty) Ltd.	Cape Town, South Africa
Donaldson Filtration (Thailand) Ltd.	Nonthaburi, Thailand
Donaldson Filtre Sistemleri Ticaret Ltd. Sirketi	Istanbul, Turkey
Donaldson France S.A.S.	Paris, France
Donaldson Ibèrica Soluciones en Filtracion s.l.	Barcelona, Spain
Donaldson India Filter Systems Pvt. Ltd.	New Delhi, India
Donaldson Industrial CR s.r.o.	Kadan, Czech Republic
Donaldson Italia s.r.l.	Ostiglia, Italy
Donaldson Korea Co., Ltd.	Seoul, South Korea
Donaldson Middle East Filtration System LLC	Abu Dhabi, United Arab Emirates
Donaldson Nederland B.V.	Almere, Netherlands
Donaldson Peru s.a.c.	Lima, Peru
Donaldson Polska Sp. z.o.o.	Warsaw, Poland
Donaldson S.A. de C.V.	Aguascalientes, Mexico
Donaldson S.A.S.	Domjean, France
Donaldson Scandinavia a.p.s.	Hørsholm, Denmark
Donaldson Schweiz GmbH	Zurich, Switzerland
Donaldson Taiwan Inc.	Taipei, Taiwan
Donaldson (Thailand) Ltd.	Rayong, Thailand
Donaldson UK Holding Ltd.	Hull, United Kingdom

Name of Company	Where Organized
Donaldson (Wuxi) Filters Co. Ltd.	Wuxi, China Mainland
Filtros Partmo S.A.S.	Bogotá, Colombia
Isolere Bio, Inc.	Durham, North Carolina, USA
Le Bozec Filtration Systems, S.A.S.	Paris, France
Nippon Donaldson Ltd.	Tachikawa, Tokyo, Japan
P.T. Donaldson Filtration Indonesia	Jakarta, Indonesia
Donaldson Ultrafilter S.A.S.	Vigny, France
Univercells Technologies SA	Nivelles, Belgium

Joint Ventures and Partnerships

Name of Company	Where Organized
Advanced Filtration Systems Inc.	Champaign, Illinois, USA
AFSI Europe s.r.o.	Most, Czech Republic
P.T. Panata Jaya Mandiri	Jakarta, Indonesia